Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-82407, 333-71110, 333-100600, 333-117457, 333-117458 and 333-151583 of Elizabeth Arden, Inc. of our report dated August 21, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 21, 2009